SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 14, 2006

Date of Report (Date of earliest event reported)

Wabash National Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other	(Commission File No.)	(IRS Employer Identification No.)
jurisdiction of incorporation)

1000 Sagamore Parkway South, Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable

(Former name or former address, if changed since last report)
Exhibit Index on Page 4
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.
     On February 14, 2006, Wabash National Corporation entered into a Consent and Amendment No.2 to Amended and Restated Loan and Security Agreement dated December 30, 2005 (the “Amendment”). The Amendment amends the Company’s Amended and Restated Loan and Security Agreement dated December 30, 2004 and provides for the consent of the lenders pursuant to the provisions of that agreement. In the Amendment, the lenders consented to the completion of an acquisition currently being considered by the Company, as long as total consideration in the acquisition does not exceed $75.5 million. Additionally, the definition of earnings before interest, taxes, depreciation and amortization (EBITDA) was amended to exclude expenses relating to stock options and restricted stock grants, which are additional add-backs to EBITDA. The Amendment is attached hereto as Exhibit 10.27 and is incorporated herein by reference.
     Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

10.27	Wabash National Corporation Consent and Amendment No. 2 to Amended and Restated Loan and Security Agreement dated December 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: February 21, 2006	By:	/s/ Robert J. Smith

Robert J. Smith
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

10.27	Wabash National Corporation Consent and Amendment No. 2 to Amended and Restated Loan and Security Agreement dated December 30, 2005.